UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

HYATT HOTELS CORPORATION

(exact name of registrant as specified in charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 19, 2013, Hyatt Hotels Corporation (the “Company” or “Hyatt”) issued a press release announcing that the Company plans to enter the all-inclusive resort business through a wholly owned subsidiary of the Company (“Hyatt Sub”), which entered into a Subscription Agreement (the “Subscription Agreement”) on July 15, 2013 with Playa Hotels & Resorts, B.V. (“New Playa”), which is currently a wholly owned subsidiary of Playa Hotel & Resorts, S.L., an owner and developer of all-inclusive resorts (“Old Playa”). Following the consummation of the transactions further described below, New Playa will own 13 all-inclusive resorts located in Mexico, the Dominican Republic and Jamaica (the “Initial Portfolio Resorts”), six (6) of which will operate under Hyatt brands, following the completion of significant renovations.

Pursuant to the Subscription Agreement, Hyatt has agreed to invest $325 million in New Playa on the terms and subject to the conditions set forth therein (the “Hyatt Investment”). The investment will be in the form of $225 million convertible preferred stock and a minority interest in the common equity of New Playa. The convertible preferred stock has an initial 10% PIK coupon. At the closing of the transactions contemplated by the Subscription Agreement (the “Closing”), Hyatt Sub, the other shareholders of New Playa and New Playa will enter into an investors’ agreement regarding the governance of New Playa.

Also pursuant to the terms of the Subscription Agreement, at Closing, (i) a wholly owned subsidiary of the Company (the “Hyatt Franchisor”) and subsidiaries of New Playa will enter into franchise agreements relating to six (6) of the Initial Portfolio Resorts and, following the completion of significant renovations, such resorts will operate under Hyatt brands and (ii) New Playa and Hyatt Franchisor will enter into a master development agreement that will give New Playa certain rights to operate all-inclusive resorts franchised under Hyatt brands in five Latin American and Caribbean countries on an exclusive basis through 2018.

The Hyatt Investment is part of a series of related transactions (collectively, the “New Playa Transactions”), pursuant to which, among other things: (i) eight all-inclusive resorts located in Mexico and the Dominican Republic, together with certain asset management and marketing operations, owned by Old Playa will be transferred to New Playa in exchange for New Playa shares and cash consideration; (ii) New Playa will acquire four other all-inclusive resorts located in Mexico, together with certain hotel management operations; (iii) New Playa will acquire a resort property located in Jamaica; (iv) New Playa will enter into financing transactions; (v) Old Playa will exchange a portion of the shares of New Playa held by it for all of the Old Playa shares held by certain of its existing shareholders which will result in certain of Old Playa’s existing shareholders and/or Old Playa and Hyatt Sub being the shareholders of New Playa.

The Hyatt Investment is subject to the consummation of the New Playa Transactions and other closing conditions, including, among other things, New Playa securing new debt financing and approval by relevant authorities. The Hyatt Investment is expected to occur during the third quarter of 2013, although there can be no assurance when or if such transaction will be consummated.

The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K, which are not historical facts, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about future events and involve known and unknown risks that are difficult to predict. As a result, actual results or events may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in Latin America and the Caribbean; lack of acceptance of new brands or innovation; changes in the tastes and preferences of our customers; changes in travel preferences; the financial condition of, and our relationships with franchisees and our joint venture partners; risk associated with potential acquisitions, including governmental approvals; changes in the competitive environment in our industry and the markets where we operate; changes in federal, state, local or foreign tax law; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this filing. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Hyatt Hotels Corporation Press Release, dated July 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HYATT HOTELS CORPORATION

By:	/s/ Gebhard F. Rainer
Gebhard F. Rainer Executive Vice President, Chief Financial Officer

Date: July 19, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Hyatt Hotels Corporation Press Release, dated July 19, 2013

5